Exhibit 99.1

Coupa Software Reports Financial Results for the Second Quarter of Fiscal 2018

Record Quarterly Revenues of $44.6 Million, First Half Operating Cash Flows of $16.3 Million

Cumulative Spend Under Management Surpasses $500 Billion

SAN MATEO, Calif., September 5, 2017 – Coupa Software (NASDAQ: COUP), a leader in cloud-based spend management, today announced its financial results for the second quarter of fiscal 2018, as follows:

•	Revenues: Total revenues were $44.6 million, an increase of 43% from the same period last year. Subscription services revenues were $39.8 million, an increase of 43% from the same period last year.

•	Loss from Operations: GAAP operating loss was $14.4 million, compared to a loss of $11.4 million for the same period last year. Non-GAAP operating loss was $5.7 million, compared to a loss of $9.6 million for the same period last year.

•	Net Loss: GAAP net loss was $13.7 million, compared to a loss of $12.4 million for the same period last year. GAAP net loss per basic and diluted share was $0.26, compared to a loss of $2.13 for the same period last year. Non-GAAP net loss was $5.4 million, compared to a loss of $10.6 million for the same period last year. Non-GAAP net loss per basic and diluted share was $0.10, compared to a loss of $1.83 for the same period last year.

•	Balance Sheet: Cash and cash equivalents were $208.3 million as of July 31, 2017. Total deferred revenue was $95.8 million as of July 31, 2017.

•	Cash Flow: Cash flow provided from operating activities for the six months ended July 31, 2017, was $16.3 million.

“Q2 was another strong quarter for Coupa, and I am pleased with our performance across the board,” said Rob Bernshteyn, CEO of Coupa. “Both total and subscription revenues grew 43% year-over-year, and we achieved positive operating cash flows for the quarter and year to date. Cumulative spend under management surpassed $500 billion this quarter, nearly doubling from our cumulative total a year ago, as companies continue to realize substantial value from the Coupa platform.”

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of September 5, 2017.

Third quarter of fiscal 2018:

•	Total revenues are expected to be between $44.8 and $45.3 million, with approximately $4 million from professional services.

•	Non-GAAP loss from operations is expected to be between $5.5 and $6.5 million.

•	Non-GAAP net loss per share is expected to be between $0.10 loss and $0.12 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 53.8 million shares.

Full year fiscal 2018:

•	Total revenues are expected to be between $177 and $179 million.

•	Non-GAAP loss from operations is expected to be between $25.0 and $26.0 million.

•	Non-GAAP net loss per share is expected to be between $0.48 loss and $0.50 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 53.0 million shares.

See the sections titled “Non-GAAP Financial Measures and Key Metrics” and the reconciliation tables below for important details regarding our non-GAAP measures.

Recent Business Highlights:

•	New customer wins in Q2 included, among others, the following key customers:

•	Unilever: A multinational Fortune 500 company with 2.5 billion consumers who use Unilever products to look good, feel good and get more out of life;

•	Glencore Canada: One of the world’s largest global diversified natural resource companies and a major producer and marketer of more than 90 commodities;

•	FlexTrade Systems: The global leader in high performance execution management and order management systems for equities, foreign exchange, options, futures and fixed income;

•	Mineral Resources Limited: A leading Australian based mining services and processing company;

•	Other customer wins included: QuikTrip, Harley Marine Services, GEODIS, Opendoor Labs, Costcutter Supermarkets Group, Amerisource Industrial Supply Company, American National Insurance Company and Armanino LLP.

•	Coupa appointed veteran software industry marketer Chandar Pattabhiram as Chief Marketing Officer. With over 23 years of experience in technology companies including Marketo, IBM and Accenture, Pattabhiram will lead Coupa’s global marketing strategy.

•	Coupa was recognized by various leading industry analysts, including the following:

•	Coupa was named “one of today’s leading global AP automation providers” in the 2017 Global AP Automation Report by PayStream Advisors.

•	Coupa’s travel and expense management (TEM) capabilities were profiled in a recent Gartner report on how modern TEM applications can improve the end user experience and add business value for organizations.

•	Coupa was listed in a Billentis report entitled E-Invoicing / E-Billing Report, 2017, as one of the forward-thinking companies that provides disruptive, next-generation technologies to digitize paper-based systems.

•	Finally, Coupa was officially certified as a “Great Place to Work” by the Great Place to Work Organization, the global authority on building, sustaining, and recognizing high-trust, high-performing workplace cultures.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing 888-213-3918, using conference code 8088764.

•	International parties can access the call by dialing 719-325-2312, using conference code 8088764.

The webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Tuesday, September 12, 2017. To access the replay, parties in the U.S. and Canada should call 888-203-1112 and enter conference code 8088764. International parties should call 719-457-0820 and enter conference code 8088764.

Non-GAAP Financial Measures and Key Metrics:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects. We believe these non-GAAP measures are useful in evaluating our operating performance and regularly review these measures as we evaluate our business.

We believe these non-GAAP measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period to period comparisons of operations. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss, such as charges related to stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

We also use key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through our core Coupa platform for all of our customers collectively since we launched our platform. We calculate this metric by aggregating the actual transaction data, such as invoices, purchase orders and expenses, from customers on our core Coupa platform. While we do not believe this metric is directly correlated to our financial results, we believe the adoption of our core platform, as evidenced by growth in cumulative spend under management, drives additional value to our customers, which will enhance our ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: we have a limited operating history, which makes it difficult to predict our future operating results; if we are unable to attract new customers, the growth of our revenues will be adversely affected; because our platform is sold to large enterprises with complex operating environments, we encounter long and unpredictable sales cycles; the markets in which we participate are intensely competitive; our business depends substantially on our customers renewing their subscriptions and purchasing additional subscriptions from us; risks and liabilities related to breach of our security measures or unauthorized access to customer data; if we fail to develop widespread brand awareness cost-effectively, our business may suffer; and we have experienced rapid growth in recent periods, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the SEC on June 9, 2017, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of September 5, 2017. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

The Blueshirt Group for Coupa

Cynthia Hiponia or Menaka Shankar

650-485-8603

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenues:
Subscription services	$39,764	$27,783	$75,428	$53,155
Professional services and other	4,787	3,349	10,260	7,160

Total revenues	44,551	31,132	85,688	60,315
Cost of revenues:
Subscription services	9,025	6,029	17,021	12,079
Professional services and other	5,923	5,452	11,424	11,420

Total cost of revenues	14,948	11,481	28,445	23,499

Gross profit	29,603	19,651	57,243	36,816

Operating expenses:
Research and development	10,720	7,206	19,892	15,046
Sales and marketing	23,812	19,252	44,490	35,088
General and administrative	9,430	4,620	17,607	10,173

Total operating expenses	43,962	31,078	81,989	60,307

Loss from operations	(14,359)	(11,427)	(24,746)	(23,491)
Other income (expense), net	707	(846)	1,141	(523)

Loss before provision for income taxes	(13,652)	(12,273)	(23,605)	(24,014)
Provision for income taxes	90	165	175	291

Net loss and comprehensive loss	$(13,742)	$(12,438)	$(23,780)	$(24,305)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(2.13)	$(0.46)	$(4.25)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	52,749	5,826	51,681	5,721

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	July 31, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$208,340	$201,721
Accounts receivable, net of allowances	36,730	47,614
Prepaid expenses and other current assets	7,652	9,150
Deferred commissions, current portion	2,978	3,091

Total current assets	255,700	261,576
Property and equipment, net	4,654	4,642
Deferred commissions, net of current portion	2,870	2,895
Goodwill	37,146	6,306
Intangible assets, net	17,521	5,848
Other assets	3,643	2,597

Total assets	$321,534	$283,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,056	$1,175
Accrued expenses and other current liabilities	25,435	17,490
Deferred revenue, current portion	94,758	89,872

Total current liabilities	121,249	108,537
Deferred revenue, net of current portion	1,023	968
Other liabilities	4,262	467

Total liabilities	126,534	109,972

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	6	5
Additional paid-in capital	379,450	334,363
Accumulated deficit	(184,456)	(160,476)

Total stockholders’ equity	195,000	173,892

Total liabilities and stockholders’ equity	$321,534	$283,864

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2017	2016
Cash flows from operating activities
Net loss	$(23,780)	$(24,305)
Adjustments to reconcile net loss to net cash provided (used) in operating activities:
Depreciation and amortization	3,613	2,104
Amortization of deferred commissions	2,011	2,024
Stock-based compensation	12,916	3,265
Other non-cash items	202	117
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	11,854	1,247
Prepaid expenses and other current assets	1,802	(107)
Other assets	893	(879)
Deferred commissions	(1,873)	(1,530)
Accounts payable	(299)	1,101
Accrued expenses and other liabilities	5,158	2,034
Deferred revenue	3,841	7,210

Net cash provided by (used in) operating activities	16,338	(7,719)

Cash flows from investing activities
Acquisitions, net of cash acquired	(39,073)	—
Purchase of property and equipment	(2,101)	(2,456)
Increase in restricted cash	(217)	—

Net cash used in investing activities	(41,391)	(2,456)

Cash flows from financing activities
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	22,264	(2,824)
Proceeds from the exercise of common stock options	6,383	577
Excess tax benefit from stock-based compensation	—	17
Proceeds from issuance of common stock for ESPP	3,025	—

Net cash provided by (used in) financing activities	31,672	(2,230)

Net increase (decrease) in cash and cash equivalents	6,619	(12,405)
Cash and cash equivalents at beginning of period	201,721	92,348

Cash and cash equivalents at end of period	$208,340	$79,943

COUPA SOFTWARE INCORPORATED

Three Months Ended July 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$9,025	$(529)	$(788)	$—	$7,708
Costs of professional services and other	5,923	(716)	—	—	5,207
Gross profit	66.4%	2.8%	1.8%	0.0%	71.0%
Research and development	10,720	(1,647)	—	—	9,073
Sales and marketing	23,812	(2,340)	(189)	—	21,283
General and administrative	9,430	(2,406)	—	—	7,024
Loss from operations	(14,359)	7,638	977	—	(5,744)
Operating margin	-32.2%	17.1%	2.2%	0.0%	-12.9%
Other income, net	707	—	—	—	707
Loss before provision for income taxes	(13,652)	7,638	977	—	(5,037)
Aggregate adjustment for income taxes	90	188	119	—	397
Net loss	(13,742)	7,450	858	—	(5,434)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.26)				$(0.10)

(1)	Calculated based upon 52,749 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Three Months Ended July 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$6,029	$(140)	$(212)	$—	$5,677
Costs of professional services and other	5,452	(109)	—	—	5,343
Gross profit	63.1%	0.8%	0.7%	0.0%	64.6%
Research and development	7,206	(303)	—	—	6,903
Sales and marketing	19,252	(441)	—	—	18,811
General and administrative	4,620	(566)	—	(26)	4,028
Loss from operations	(11,427)	1,559	212	26	(9,630)
Operating margin	-36.7%	5.0%	0.7%	0.1%	-30.9%
Other expense, net	(846)	—	—	—	(846)
Loss before provision for income taxes	(12,273)	1,559	212	26	(10,476)
Aggregate adjustment for income taxes	165	7	—	—	172
Net loss	(12,438)	1,552	212	26	(10,648)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(2.13)				$(1.83)

(1)	Calculated based upon 5,826 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Six Months Ended July 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$17,021	$(884)	$(1,274)	$—	$14,863
Costs of professional services and other	11,424	(1,280)	—	—	10,144
Gross profit	66.8%	2.5%	1.5%	0.0%	70.8%
Research and development	19,892	(2,799)	—	—	17,093
Sales and marketing	44,490	(3,940)	(189)	—	40,361
General and administrative	17,607	(4,013)	—	—	13,594
Loss from operations	(24,746)	12,916	1,463	—	(10,367)
Operating margin	-28.9%	15.1%	1.7%	0.0%	-12.1%
Other expense, net	1,141	—	—	—	1,141
Loss before provision for income taxes	(23,605)	12,916	1,463	—	(9,226)
Aggregate adjustment for income taxes	175	363	119	—	657
Net loss	(23,780)	12,553	1,344	—	(9,883)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.46)				$(0.19)

(1)	Calculated based upon 51,681 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Six Months Ended July 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$12,079	$(265)	$(432)	$—	$11,382
Costs of professional services and other	11,420	(244)	—	—	11,176
Gross profit	61.0%	0.8%	0.7%	0.0%	62.6%
Research and development	15,046	(625)	—	—	14,421
Sales and marketing	35,088	(911)	—	—	34,177
General and administrative	10,173	(1,220)	—	(149)	8,804
Loss from operations	(23,491)	3,265	432	149	(19,645)
Operating margin	-38.9%	5.4%	0.7%	0.2%	-32.6%
Other expense, net	(523)	—	—	—	(523)
Loss before provision for income taxes	(24,014)	3,265	432	149	(20,168)
Aggregate adjustment for income taxes	291	45	—	—	336
Net loss	(24,305)	3,220	432	149	(20,504)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(4.25)				$(3.58)

(1)	Calculated based upon 5,721 basic and diluted weighted-average shares of common stock